                                                                     Exhibit 3.1

                Amendments to By-Laws of Energy West, Incorporated

     1.   Section 2.2 is amended and restated in its entirety:

     "Section 2.2 Annual Meetings of the Stockholders. The Company shall conduct an annual meeting of  stockholders in the month of November of each year or such other  time as by  resolution  of the Board of  Directors  (and  compliant  with existing law) may be determined.  The day of the month for such meeting shall be determined by the Board of Directors. At each annual meeting, directors shall be elected in accordance  with the provisions of the Articles of  Incorporation  of the Company  (hereinafter called "Articles of Incorporation") and these By Laws.
Each annual meeting shall be a general meeting,  open for the transaction of any business  within  the  powers of the  Company,  without  special  notice of such business, except in any case where special notice may be required by the laws of the State of Montana or the  Articles of  Incorporation  or these By Laws.  Each holder of shares  entitled to vote at the meeting  shall be entitled to one vote for each share held and may vote and otherwise act in person or by proxy."

     2.   The  following  Sections  2.8 and 2.9 are  hereby  added at the end of
          Article II.

     "Section 2.8.  Advance  Notification of Business to be Transacted at Annual
Meetings.  No business may be transacted at an annual  meeting of  stockholders, other than  business  that is either (a)  specified in the notice of meeting (or any  supplement  thereto) given by or at the direction of the board of directors
(or any duly  authorized  committee  thereof),  (b) otherwise  properly  brought before the annual  meeting by or at the  direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice by such  stockholder  as provided for in this  Section  2.8  and on the  record  date  for  the  determination  of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section.

     In  addition  to any other  applicable  requirements,  for  business  to be properly  brought before an annual meeting by a  stockholder,  such  stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

     To be timely, a stockholder's  notice to the secretary must be delivered to or mailed and  received  at the  principal  executive  offices of the Company no earlier than the date that is 120 calendar  days prior to the date of the annual meeting at which such business is proposed to be brought,  and not later than 60 calendar  days prior to the date of such annual  meeting;  provided  that in the event  that  there has not been a public  disclosure  of the date of the  annual meeting  at least 70  calendar  days prior to the date of such  meeting,  then a stockholder's  notice to the  secretary  pursuant  to this  Section 2.8 shall be timely if given no later than 10  calendar  days  following  the first date upon which public disclosure of the date of such annual meeting shall have been made.

     To be in proper written form, a stockholder's  notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual  meeting  and the  reasons  for  conducting

such business at the annual  meeting,  (ii) the name and record  address of such stockholder,  (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder,  (iv)
a description of all arrangements or understandings between such stockholder and any other  person or persons  (including  their  names) in  connection  with the proposal of such business by such stockholder and any material  interest of such stockholder in such business,  and (v) a  representation  that such  stockholder intends  to appear in person or by proxy at the  annual  meeting  to bring  such business before the meeting.

     No  business  shall be  conducted  at the annual  meeting of  stockholders, except  business  brought  before the  annual  meeting  in  accordance  with the procedures set forth in this Section 2.8; provided,  however, that once business has been properly  brought  before the annual  meeting in  accordance  with such procedures,  nothing in this Section 2.8 shall be deemed to preclude  discussion by any  stockholder of any such  business.  If the chairman of an annual meeting determines  that business was not properly  brought before the annual meeting in accordance  with the  foregoing  procedures,  the chairman  shall declare to the meeting that the business was not properly  brought  before the meeting and such business shall not be transacted.

     For purposes of these by-laws, "public disclosure" shall mean disclosure by the  Company in a press  release  reported by the Dow Jones,  Associated  Press,
Reuters,  PR Newswire or  comparable  national  news  service,  or in a document publicly  filed by the  Company  with the  Securities  and  Exchange  Commission pursuant to Sections 13, 14 or 15(d) of the Securities  Exchange Act of 1934, as
amended.

     Section 2.9.  Nomination of Directors.  Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders  (a)
by or at the  direction  of the  board  of  directors  (or any  duly  authorized committee  thereof)  or (b) by any  stockholder  of  the  Company  (i)  who is a stockholder  of record on the date of the giving of the notice  provided  for in this  Section  and on the  record  date for the  determination  of  stockholders entitled to vote at such annual  meeting and (ii) who  complies  with the notice procedures set forth in this Section.  Persons nominated by a stockholder of the
Company  shall only be eligible for election as directors of the Company if such persons are nominated in accordance with the following procedures.

     In addition to any other  applicable  requirements,  for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

     To be timely,  a  stockholder's  notice to the  secretary  pursuant to this
Section  2.9 must be  delivered  to or  mailed  and  received  at the  principal executive  offices of the Company no later than the last date upon which  notice may timely be delivered  pursuant to Section 2.8 to the secretary of the Company by a stockholder seeking to bring business before the annual meeting.

     To be in proper written form, a stockholder's  notice to the secretary must set forth (a) as to each person whom the  stockholder  proposes to nominate  for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal  occupation or employment of the person, (iii)
the class or series and number of shares of capital  stock of the

Company  which are owned  beneficially  or of record by the  person and (iv) any other information  relating to the person that would be required to be disclosed in a proxy  statement or other filings  required to be made in  connection  with solicitations of proxies for election of directors pursuant to Section 14 of the
Securities  Exchange  Act of 1934,  as  amended,  and the rules and  regulations promulgated  thereunder  (the  "Exchange  Act");  and (b) as to the  stockholder giving the notice (i) the name and record address of such stockholder,  (ii) the class or series and number of shares of capital  stock of the Company  which are owned beneficially or of record by such stockholder,  (iii) a description of all arrangements  or  understandings  between  such  stockholder  and each  proposed nominee and any other  person or persons  (including  their  names)  pursuant to
which  the  nomination(s)   are  to  be  made  by  such   stockholder,   (iv)  a
representation  that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information  relating to such stockholder that would be required to be disclosed in a proxy  statement or other filings  required to be made in  connection  with solicitations of proxies for election of directors pursuant to Section 14 of the
Exchange  Act.  Such notice  must be  accompanied  by a written  consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     No person  nominated by a stockholder  of the Company shall be eligible for election as a director of the Company  unless  nominated in accordance  with the procedures  set forth in this Section 2.9. If the chairman of the annual meeting determines  that a  nomination  was not made in  accordance  with the  foregoing procedures,  the chairman  shall declare to the meeting that the  nomination was defective and such defective nomination shall be disregarded."

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